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                           COAST DENTAL SERVICES, INC.
                                                                    EXHIBIT 11.1
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                         QUARTER ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                                          2000            2001            2000            2001
                                                      ------------    ------------    ------------    ------------

Net loss .........................................    $    (81,445)   $ (1,061,930)   $   (111,206)   $ (2,435,698)
                                                      ============    ============    ============    ============

SHARES:
Basic weighted average number of shares
   outstanding ...................................       6,286,384       6,292,832       6,299,351       6,292,832
Additional shares issuable under stock options
   For diluted earnings per share ................              --              --              --              --
                                                      ------------    ------------    ------------    ------------
Diluted weighted average number of shares
   outstanding ...................................       6,286,384       6,292,832       6,299,351       6,292,832
                                                      ============    ============    ============    ============
BASIC EARNINGS (LOSS) PER SHARE:
Net income (loss) ................................    $      (0.01)   $      (0.17)   $      (0.02)   $      (0.39)
                                                      ============    ============    ============    ============

DILUTED EARNINGS (LOSS) PER SHARE:
Net income (loss) ................................    $      (0.01)   $      (0.17)   $      (0.02)   $      (0.39)
                                                      ============    ============    ============    ============


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